Finance of America Announces Expected Effective Date of July 25, 2024 for Reverse Stock Split

Plano, Texas – July 15, 2024: Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, today announced that it expects its intended 1-for-10 reverse stock split of its outstanding shares of Class A Common Stock, previously disclosed on June 27, 2024, to be effective as of July 25, 2024 at 5:00 p.m. Eastern Time (the “Effective Time”). The Company’s Class A Common Stock is expected to begin trading on a split-adjusted basis on the New York Stock Exchange (“NYSE”) under the existing symbol (FOA) when the market opens on July 26, 2024. The new CUSIP number for the Company’s Class A Common Stock following the reverse stock split will be 31738L 206.

As of the Effective Time, every ten issued and outstanding shares of the Company’s Class A Common Stock will be automatically reclassified into one issued and outstanding share of the Company’s Class A Common Stock. No fractional shares will be issued as a result of the reverse stock split. Instead, Continental Stock Transfer & Trust Company, the Company’s exchange agent, will aggregate and sell any such fractional shares and the cash proceeds of such sale will be issued to stockholders in lieu of fractional shares on a pro rata basis. Proportionate adjustments will be made to the terms of outstanding warrants, equity-based awards, limited liability company units of Finance of America Equity Capital LLC (the “Class A LLC Units”) (which are exchangeable for shares of Class A Common Stock on a one-for-one basis), the Company’s equity plans and certain other agreements, in accordance with the terms of the applicable agreements.

With respect to the Company’s warrants, every ten shares of Class A Common Stock that may be purchased pursuant to the exercise of warrants prior to the Effective Time represent one share of Class A Common Stock that may be purchased pursuant to such warrants following the Effective Time. The exercise price for each warrant following the Effective Time equals the product of ten multiplied by the exercise price prior to the Effective Time. Accordingly, the exercise price for the Company’s public warrants will be $115. The CUSIP number for the Company’s warrants will not change.

Additionally, the reverse stock split will not affect the number of authorized shares, the par value of the Class A Common Stock or the number of outstanding shares of Class B Common Stock.

Continental Stock Transfer & Trust Company is acting as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of the Company’s Class A Common Stock are not required to take any action to receive post-reverse stock split shares of Class A Common Stock in registered book-entry form or cash payment in lieu of fractional shares, if applicable. Stockholders owning shares through a broker, bank or other holder of record are expected to have their positions automatically adjusted to reflect the reverse stock split and cash payment in lieu of fractional shares, if applicable, subject to any particular processes of the holder of record. Stockholders that hold shares of Class A Common Stock with a broker, bank or other holder of record, should contact their holder of record with any questions in this regard.

The reverse stock split is primarily intended to increase the per share trading price of Finance of America’s Class A Common Stock in order to meet the NYSE’s price criteria for continued listing.

Additional information about the reverse stock split can be found in Finance of America’s definitive information statement filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2024, which is available free of charge at the SEC’s website at www.sec.gov and on Finance of America’s website at https://ir.financeofamerica.com.

About Finance of America

Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to the expected reverse stock split of the Company’s Class A Common Stock (including timing of the reverse stock split, the effects of the reverse stock split, expected payment of cash in lieu of fractional shares, anticipated timing of the commencement of trading on a split-adjusted basis and the impact of the reverse stock split on the Company’s share price), the Company’s ability to regain compliance with the NYSE’s continued listing standards and the Company’s ongoing business operations. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of this press release. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effect of each such new factor on its business. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements, or the Company’s objectives and plans will be achieved. Please refer to “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, for further information on these and other risk factors affecting the Company, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Contacts

For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com